UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 9, 2006

REDWOOD TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-13759 (Commission File Number)	68-0329422 (I.R.S. Employer Identification No.)
One Belvedere Place
Suite 300
Mill Valley, California 94941
(Address of principal executive offices and Zip Code)
(415) 389-7373
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT
Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On and effective March 9, 2006, the Board of Directors of Redwood Trust, Inc. (the “Company”) increased the number of directors constituting the Board of Directors from eight to nine and elected Georganne C. Proctor as a Class III director to fill the vacancy arising from the increase in the number of directors.
     Ms. Proctor has been appointed to the Audit Committee of the Board of Directors and the Governance and Nominating Committee of the Board of Directors.
     There are no arrangements or understandings between Ms. Proctor and any other person pursuant to which she was elected. There are no transactions involving the Company and Ms. Proctor that would be required to be reported pursuant to Item 404(a) of Regulation S-K.
     Ms. Proctor is currently retired. From 2003 to 2005, Ms. Proctor was executive vice president of Golden West Financial Corporation, a thrift institution. From 1994 to 2002, Ms. Proctor was senior vice president of Bechtel Group, a global engineering firm, and also served as its Chief Financial Officer from 1997 to 2002. From 1991 to 1994, Ms. Proctor served as finance director of certain divisions of The Walt Disney Company, a diversified worldwide entertainment company. Ms. Proctor has been named to serve on the new board of Kaiser Aluminum Corporation as it emerges from bankruptcy, and also serves on the board of Eldergivers, a non-profit organization. Ms. Proctor holds a B.S. in Business Management from the University of South Dakota and an M.B.A. from California State University at Hayward.
     Ms. Proctor will receive compensation for her service as a director as described in the summary of Redwood Trust, Inc. compensation arrangements for non-employee directors, a copy of which has been previously filed by the Company with the Securities and Exchange Commission (the “SEC”).
     In connection with the election of Ms. Proctor as a director, the Company and Ms. Proctor entered into the Company’s standard form of indemnification agreement for directors of the Company, which generally requires the Company to indemnify and to advance expenses to Ms. Proctor to the maximum extent that Maryland law permits a Maryland corporation to indemnify and to advance expenses to a director of the corporation. A copy of the form of indemnification agreement for directors has been previously filed by the Company with the SEC.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 13, 2006	REDWOOD TRUST, INC.
	By:	/s/ Harold F. Zagunis
Harold F. Zagunis
Vice President, Chief Financial Officer, Controller, Treasurer, and Secretary